Exhibit 32.2

Certification of Chief Financial Officer
Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Daleco Resources Corporation (the “Company”) on Form 10-QSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary J. Novinskie, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary J. Novinskie
Gary J. Novinskie President and Chief Financial Officer February 14, 2007